AMENDMENT NO. 1
                                     TO THE
                              SWIFT ENERGY COMPANY
                          2005 STOCK COMPENSATION PLAN


SWIFT ENERGY COMPANY, a Texas corporation (the "Company"), pursuant to the authority granted in Section 14(b) of the Swift Energy Company 2005 Stock Compensation Plan (the "Plan"), hereby amends the Plan, effective as of May 9, 2006 as follows:

                                   WITNESSETH:

     WHEREAS, the 2005 Plan provides for the maximum aggregate number of shares of the Company's common stock in respect of which Awards may be granted under the 2005 Plan as 900,000 shares ("Plan Maximum"); and

     WHEREAS, the Board of Directors of the Company and the requisite number of the Company's shareholders have approved the Plan Maximum to be increased by an additional 850,000 shares:

     NOW, THEREFORE, the Plan shall read as follows:

1. Existing Section 5(b) of the Plan shall remain in its entirety except that "900,000" be deleted and "1,750,000" be substituted in its place.

2.   Except as amended hereby, the Plan shall remain in full effect.

     IN WITNESS WHEREOF, the Plan is amended effective as of the day and year first above written.

                                               SWIFT ENERGY COMPANY


                                               By: /s/ Alton D. Heckaman, Jr.
                                                   ---------------------------
                                               Its: Executive Vice President and
                                                    Chief Financial Officer